UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.02 – Termination of a Material Definitive Agreement.

On June 30, 2008, TRX Technology Services, L.P. (“TRX Technology”), a wholly-owned subsidiary of TRX, Inc. (“TRX” or the “Company”) and BCD Travel USA LLC (formerly known as WorldTravel Partners I, LLC) (“BCD Travel”) provided mutual notice of the parties’ intent not to renew the Amended and Restated Master Agreement dated January 1, 2006, by and between TRX Technology and BCD Travel, as amended (the “Master Agreement”). The parties are in discussions regarding a new contract for TRX services, and the six-month notice is required pursuant to Section 14.2 of the Master Agreement. As a result of the notice, the Master Agreement will expire by its terms on December 31, 2008, and will not automatically renew for an additional one (1) year term.

Under the terms of the Master Agreement, TRX provides services related to online booking and reservation processing for BCD Travel and BCD Travel’s global partners. The description of the Master Agreement is qualified in its entirety by reference to the Master Agreement filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q filed May 4, 2006 and Amendment 1 to the Master Agreement dated March 20, 2008 filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q filed May 2, 2008, and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: June 30, 2008	/s/ David D. Cathcart
David D. Cathcart
Chief Financial Officer